                                                                    EXHIBIT 23.4


We consent to the incorporation by reference of our report dated July 25, 1997 with respect to the consolidated financial statements of the MOMO group included in the Annual Report on Form 10-K for the year ended June 30, 1997, of BREED Technologies, Inc. (the "Company") in the Registration Statement on Form S-3 and related Prospectus of the Company for the registration of 10,986,500 shares of its common stock and the 6.50% Convertible Trust Preferred Securities of BTI Capital Trust.


KPMG S.p.A.

Milan, Italy
March 17, 1998